UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

GALECTO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2022

Dear Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Galecto, Inc. (the “Company” or “Galecto”). The meeting will be held online on Tuesday, June 14, 2022 at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/GLTO2022, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on the Notice of Internet Availability that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the annual meeting.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

At this Annual Meeting, the agenda includes the election of three Class II directors for a three-year term and the ratification of the appointment of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on Tuesday, June 14, 2022. Your investment and continuing interest in the Company are very much appreciated.

Sincerely, /s/ Hans T. Schambye
Hans. T. Schambye, M.D., Ph.D.
President, Chief Executive Officer and Director

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GALECTO, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Eastern Time
DATE:	Tuesday, June 14, 2022
PLACE:	The Annual Meeting will be conducted virtually, at www.virtualshareholdermeeting.com/GLTO2022, due to continuing concerns resulting from the COVID-19 pandemic and related public health concerns.
PURPOSES:

To elect Carl Goldfischer, M.D. and David Shapiro, M.D., as Class II members of the board of directors, to serve until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal; and

To ratify the selection of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

RECORD DATE:	The board of directors has fixed the close of business on April 18, 2022 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
MEETING ADMISSION:

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting of Stockholders are also posted online at www.proxyvote.com.

VOTING BY PROXY:

If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

/s/ Hans T. Schambye
Hans. T. Schambye, M.D., Ph.D. President, Chief Executive Officer and Director

Copenhagen N, Denmark
April 28, 2022

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2022 Annual Meeting of Stockholders to Be Held on June 14, 2022: The Notice of 2022 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.galecto.com by following the link for “Investors.” This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov.

ii

iii

GALECTO, INC.

Ole Maaloes Vej 3

DK-2200 Copenhagen N

Denmark

75 State Street, Suite 100

Boston, Massachusetts 02109

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 14, 2022

AT 9:00 A.M. EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 28, 2022, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. Our Annual Report on Form 10-K for the year ended December 31, 2021, is available on our website at www.galecto.com by following the link for “Investors.”

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 28, 2022. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The Board of Directors of Galecto, Inc. (the “Board of Directors”) is soliciting your vote for the 2022 Annual Meeting of Stockholders, or the 2022 Annual Meeting.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the 2022 Annual Meeting as of the close of business on April 18, 2022.

How many votes can be cast by all stockholders?

A total of 25,261,832 shares of common stock of the Company were outstanding on April 18, 2022 and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s Board of Directors and FOR the ratification of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

•	By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/GLTO2022.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting of Stockholders via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/GLTO2022. The webcast will start at 9:00 a.m. Eastern Time on Tuesday, June 14, 2022. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What are the Board of Director’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1: FOR election of the two Class II director nominees (page 6)

Proposal 2: FOR ratification of the selection of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm (page 30)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying our Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•
Proposal 1 - Election of two Class II director nominees

The nominees for director to receive the highest number of votes FOR election will be elected as a director. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•
vote FOR the nominee; or
•
WITHHOLD your vote from the nominee.

Votes that are withheld will not be included in the vote tally for the election of the director and will not affect the results of the vote.

•
Proposal 2 - Ratification of selection of EY Godkendt Revisionspartnerselskab as our independent registered public accounting firm

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of EY Godkendt Revisionspartnerselskab as our independent registered public accounting firm for our 2021 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.

If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Submitting Questions at the Annual Meeting

During the Annual Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the field provided in the web portal at or before the time the matters are before the Annual Meeting for consideration. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion, which will be answered before the voting is closed. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment, we may not choose to not address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting. Following the meeting, we will post questions received during the meeting, and our responses thereto, on the Investors & News section of our website. If we received questions that were repetitive as to a particular topic, we may combine our answers to those questions into one answer on our website.

Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct and will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/GLTO2022 approximately two weeks prior to the date of the Annual Meeting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available starting at 8:45 a.m. Eastern Time on Tuesday, June 14, 2022, and will remain available until the Annual Meeting has ended.

Implications of being an “emerging growth company” and smaller reporting company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until December 31, 2025, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter or (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Garrett Winslow of the Company, at +45 70 70 52 10. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors and is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The terms of the Class II directors are scheduled to expire on the date of the upcoming 2022 Annual Meeting of Stockholders, or Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are Carl Goldfischer, M.D and David Shapiro, M.D. If elected, each nominee will serve as a Class II director of the Company until the Annual Meeting in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the director nominee listed below. We have no reason to believe that the director nominee will be unavailable for election at the Annual Meeting. In the event that the director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the Amended and Restated By-laws of the Company, the Board of Directors has determined to fix the number of directors at eight as of the date of this year’s Annual Meeting. Vacancies on the Board of Directors, if any, are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for persons other than the director nominees named in this proxy statement.

Information relating to the director nominees and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class II directors will not be treated as votes cast for this purpose, and therefore, will not affect the outcome of the election.

This proposal for the election of directors relates solely to the election of Class II directors nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THESE DIRECTOR NOMINEES FOR CLASS II DIRECTOR:

CARL GOLDFISCHER, M.D.

DAVID SHAPIRO, M.D.

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The following table sets forth information concerning our directors as of April 28, 2022. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

CLASS II DIRECTOR NOMINEES – FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Carl Goldfischer, M.D. has served as a member of our Board of Directors since 2020 and as our chair of the Board of Directors since July 2021. Dr. Goldfischer served as an Investment Partner, Managing Director, member of the board of directors and member of the executive committee of Bay City Capital LLC, or Bay City Capital, a life sciences investment firm, since January 2000 until 2020, and is currently a member of its Scientific Advisory Board. Prior to joining Bay City Capital, Dr. Goldfischer was, until mid-2000, Chief Financial Officer of ImClone Systems, a biopharmaceutical company. Dr. Goldfischer has serve on the board of directors of two publicly traded biotech companies, Epizyme, Inc., since September 2009, and Imara Inc., since January 2016. He has previously served on the board of directors of EnteroMedics Inc., now ReShape Lifesciences Inc., a public medical device company, from 2004 to September 2017, MAP Pharmaceuticals, Inc., a biopharmaceutical company, from 2004 to 2011 and Poniard Pharmaceuticals, Inc., a public biopharmaceutical company, from 2000 to 2012. Dr. Goldfischer holds a B.A. from Sarah Lawrence College and an M.D. with honors in Scientific Research from Albert Einstein College of Medicine. We believe that Dr. Goldfischer is qualified to serve as a member of our Board of Directors due to his prior management and board experience in the biotech industry

	63	2020

David Shapiro, M.D. has served as a member of our Board of Directors since 2020. Dr. Shapiro currently serves as the President and Chief Executive Officer of Integrated Quality Resources, LLC, a biotechnology and pharmaceutical development consulting company. Dr. Shapiro served as Chief Medical Officer and head of R&D at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, from April 2007 to May 2019. Earlier in his career, Dr. Shapiro was Chief Medical Officer, EVP Medical Affairs at Idun Pharmaceuticals, Inc., a biotechnology company which was acquired by Pfizer in 2005. Dr. Shapiro also served as President of the Scripps Medical Research Center at Scripps Clinic from 1995 to 1997 and has held senior appointments at several biotechnology companies. Prior to joining the biotechnology sector, he led Merck & Co.’s hypertension clinical research program. Dr. Shapiro holds an M.D. from Dundee University and Medical School and an MRCP in Internal Medicine from Oxford University Teaching Hospitals. We believe that Dr. Shapiro is qualified to serve as a member of our Board of Directors due to his prior management experience in the biotechnology industry.

	67	2020
CLASS III DIRECTORS – TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Jayson Dallas, M.D. has served on our Board of Directors since 2020. Dr. Dallas previously served as President, Chief Executive Officer and a director of Aimmune Therapeutics, Inc., a biopharmaceutical company, from June 2018 until its acquisition by Nestlé Health Science in December 2020. Prior to joining Aimmune, he served as the first Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical, Inc., a publicly held biopharmaceutical company, since August 2015. Prior to Ultragenyx, Dr. Dallas served as General Manager of F. Hoffman-La Roche Ltd. (“Roche”), a healthcare company, in the United Kingdom from January 2013 to July 2015. Before joining Roche, he held two positions at Genentech, a pharmaceutical company in South San Francisco, as Head of Global Oncology Launch Excellence and Biosimilar Strategy and Head of Global Product Strategy for Immunology and Ophthalmology. Earlier in his career, Dr. Dallas worked at Novartis and Pfizer / Pharmacia in the United States and previously at Roche in Switzerland. Dr. Dallas serves as Executive Chairman of Rivus Pharmaceuticals, a privately-held biotechnology company. Dr. Dallas holds an M.D. from the University of the Witwatersrand, Johannesburg, South Africa and an M.B.A. from Ashridge Business School in the United Kingdom. We believe that Dr. Dallas is qualified to serve on our Board of Directors based on his global experience in drug development, medical, commercial planning, and business operations in the biopharmaceutical and healthcare industry.

	54	2020

Hans T. Schambye, M.D., Ph.D. has served as Chief Executive Officer of the Galecto group since November 2011, including as Chief Executive Officer of Galecto, Inc. since 2020, and as a member of our Board of Directors since 2020. Prior to joining us, Dr. Schambye served as the Chief Executive Officer of ReceptIcon A/S, a Danish biotechnology company, from September 2006 to November 2009. Before ReceptIcon A/S, Dr. Schambye worked at Gastrotech Pharma A/S, a Danish biotechnology company, where he served in increasing roles of responsibility, including Senior Vice President, Research & Development from March 2004 to February 2005 and as Chief Executive Officer from February 2005 to August 2006. Earlier in his career, Dr. Schambye served as Director of Biology and Pharmacology and Head of Portfolio Management at Maxygen, a U.S. biotechnology company. Dr. Schambye has co-founded several biotechnology companies, including ProFound Pharma A/S, a Danish biotechnology company, which was acquired by Maxygen in 2000. Dr. Schambye holds an M.D. from Odense University and a Ph.D. in Health Care and Medicine from Copenhagen University. We believe that Dr. Schambye is qualified to serve as a member of our board of directors due to his prior management experience in the biotech industry

	57	2020

Amit D. Munshi has served on our board of directors since 2020. Mr. Munshi served as President, Chief Executive Officer and a director of Arena Pharmaceuticals, Inc., a biopharmaceutical company, from May 2016 until its acquisition by Pfizer Inc. in March 2022. Prior to that, Mr. Munshi served as President and Chief Executive Officer and a director of Epirus Biopharmaceuticals, Inc., a biopharmaceutical company, from May 2012 to May 2016. He served as President and Chief Executive Officer of Percivia LLC, a biotechnology company later acquired by JNJ, from April 2011 to May 2012. Earlier in his career, Mr. Munshi co-founded and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc., later acquired by AGN, from August 2005 to January 2011, and held multiple leadership positions at Amgen Inc. from September 1997 to January 2005, including General Manager, Nephrology Europe. Mr. Munshi also co-founded Oxeia Biopharmaceuticals, Inc., a clinical-stage biotechnology company, in August 2014. In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Munshi currently serves on the board of directors of Social Capital Suvretta Holdings Corp IV, a SPAC, and Enterprise Therapeutics Ltd, a biopharmaceutical company, and previously served on the board of directors of Pulmatrix, Inc. and Arena Pharmaceuticals, Inc., which were biotechnology companies. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University. We believe Mr. Munshi is qualified to serve on our board of directors based on his experience as an executive in the biopharmaceutical industry.

	54	2020
CLASS I DIRECTORS - TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Chau Q. Khuong has served as a member of our Board of Directors since 2020. Mr. Khuong is an entrepreneur and biotech investor. From 2003 until 2021, he worked at OrbiMed Advisors LLC, an investment firm, where he was a Partner and member of the investment committee for OrbiMed’s venture capital funds. Mr. Khuong currently serves as a director of several publicly traded companies, including Fusion Pharmaceuticals Inc., since March 2019, and NextCure, Inc., since December 2015, as well as several private companies. Mr. Khuong previously served as a member of the boards of directors of over a dozen research and development stage life science companies including Arius Research Inc., BELLUS Health Inc., Inspire Medical Systems, Inc., Intellia, Inc., Otonomy Inc., Pieris Pharmaceuticals, Inc., Rempex Pharmaceuticals, Inc. and ReViral Ltd. Mr. Khuong holds a B.S. in molecular, cellular and development biology and an M.P.H. with a concentration in infectious diseases, both from Yale University. We believe that Mr. Khuong is qualified to serve on our Board of Directors based on his roles on several public and private boards of directors as well as his extensive experience in investing in healthcare companies.

	46	2020

Søren Møller, Ph.D. has served as a member of our Board of Directors since 2020. Dr. Møller is currently employed as a Managing Partner of Novo Holdings A/S, a Danish limited liability company that manages investments and financial assets. Dr. Møller serves on the board of directors of several companies, including NorthSea Therapeutics BV, a Dutch biotechnology company, Reapplix A/S, a Danish biotechnology company, and Asgaard Therapeutics AB, a Swedish pharmaceutical company. Prior to that, Dr. Møller served as global manager of Genomics at Novozymes A/S, a Danish biotechnology company. Before Novozymes A/S from 2010 to 2015, Dr. Møller was Chief Scientific Officer and Vice President of R&D at Exiqon A/S, a Danish diagnostics company, which was acquired by QIAGEN in 2016. Earlier in his career, Dr. Møller worked in cancer drug development as head of Lead Identification at BioImage A/S, a Danish biotechnology company, and as research scientist at Novo Nordisk A/S, a Danish pharmaceutical company, from 1988 to 2000. Dr. Møller holds a M.Sc. from the Technical University of Denmark and a Ph.D. in molecular biology from the Technical University of Denmark. We believe that Dr. Møller is qualified to serve as a member of our Board of Directors due to his global profile in the biotechnology industry.

54	2020

Anne Prener, M.D. has served as a member of our Board of Directors since 2021. Dr. Prener has served as Chief Executive Officer of Imbria Inc. since July 2020 and as venture partner at SV Health Investors since September 2020. From July 2017 to June 2019, Dr. Prener served as CEO of Freeline Ltd. Prior to joining Freeline, she served as CEO of Gyroscope Therapeutics Ltd., a gene therapy company focused on eye diseases, from August 2016 until July 2017. Before that, Dr. Prener was Global Therapeutic Area Head of Hematology and Vice President, Clinical Research Hematology at Baxalta. Earlier in her career, Dr. Prener held several positions of increasing responsibility at Novo Nordisk, most recently serving as Senior Vice President, Hemophilia R&D Portfolio. Dr. Prener currently serves on the boards of directors of Rubius Therapeutics, Inc. and Kaleido Bioscience, Inc. Dr. Prener holds a Ph.D. in epidemiology and an M.D., both from the University of Copenhagen. We believe that Dr. Prener is qualified to serve on our Board of Directors based on because of her medical and clinical experience in the biopharmaceutical industry.

64	2021

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, as of April 28, 2022:

Name	Age	Position(s)
Hans T. Schambye, M.D., Ph.D.(1)	57	President, Chief Executive Officer and Director
Anders Pedersen	62	Chief Operating Officer
Bertil Lindmark, M.D., Ph.D.	66	Chief Medical Officer
Jonathan Freve	44	Chief Financial Officer
Stephanie Oestreich, Ph.D.	48	Chief Business Officer
Garrett Winslow	43	General Counsel

(1)	Dr. Schambye is also a director of the Company and his biographical information appears on page 8.

Anders Pedersen has served as Chief Operating Officer of the Galecto group since April 2013, including as Chief Operating Officer of Galecto, Inc. since 2020. Prior to joining us, Mr. Pedersen served as senior vice president of development at CMC Biologics A/S, a Danish biotechnology company, from February 2010 to March 2013. Before CMC, Mr. Pedersen worked at ReceptIcon A/S, a Danish biotechnology company, as Chief Operating Officer from December 2006 to November 2009. Earlier in his career, Mr. Pedersen served as Vice President of Project and Portfolio Management at Lifecycle Pharma A/S, a Danish biotechnology company, from March 2005 to November 2006 and spent 13 years at Novo Nordisk A/S, a Danish biopharmaceutical company. Additionally, Mr. Pedersen co-founded ProFound Pharma A/S, a Danish biotechnology company, which was acquired by Maxygen Inc. Mr. Pedersen holds a B.S. in Chemical Engineering from Danish Technical University in Copenhagen.

Bertil Lindmark, M.D., Ph.D. has served as our Chief Medical Officer since February 2020. Prior to joining us, Dr. Lindmark served as Chief Medical Officer of eTheRNA Immunotherapies, a Belgian biotechnology company, from February 2019 to January 2020. Before eTheRNA, Dr. Lindmark worked at ASLAN Pharmaceuticals Pts Ltd, a Singapore biopharmaceutical company, where he served as Chief Scientific Officer and Chief Medical Officer from February 2015 to January 2019. Earlier in his career, Dr. Lindmark served as Global Executive Director of R&D and Chief Scientific and Medical Officer of Almirall SA, a Spanish biopharmaceutical company, from January 2011 to January 2015 and for 19 years at AstraZenecaPLC, a British-Swedish biopharmaceutical company, in globally leading roles in the respiratory and inflammation therapy area, and as Head of Clinical Development at AstraZeneca Japan, a Japanese biopharmaceutical company. Dr Lindmark is a board member of ALK-Abelló. Dr. Lindmark holds specialties in internal medicine and gastroenterology, an M.D. and a Ph.D. in Molecular Epidemiology from Lund University, and a guest professorship at Gothenburg University in Innovation and Entrepreneurship.

Jonathan Freve has served as our Chief Financial Officer since April 2020. Prior to joining us, Mr. Freve served as Chief Financial Officer and Treasurer of Spring Bank Pharmaceuticals, Inc., a biopharmaceutical company, from December 2014 to April 2020. Earlier in his career, Mr. Freve worked at Santaris Pharma, a Danish biotechnology company, as Sr. Director of Finance, and at the FASB and at PricewaterhouseCoopers LLC, where he worked in audit and transaction services. Mr. Freve holds a B.A. in Business Administration from the University of Massachusetts, Amherst.

Stephanie Oestreich, Ph.D., MPA has served as our Chief Business Officer since January 2022. Prior to joining us, Dr. Oestreich was the VP, Head of Operations and Alliance Management at Mnemo Therapeutics, a cell therapy company. Prior to joining Mnemo, from September 2017 to July 2020, Dr. Oestreich served as Executive Vice President at Evotec SE, a German biopharmaceutical company. Prior to these roles, Dr. Oestreich served in a number of roles of increasing responsibility at Novartis and Hoffman-La Roche. Dr. Oestreich serves on the board of directors of several privately-owned biotechnology companies. Dr. Oestreich holds a Ph.D. in Biochemistry from the Free University of Berlin and a Masters in Public Administration from Harvard University.

Garrett Winslow has served as our General Counsel and Corporate Secretary since May 2021. Mr. Winslow served as the General Counsel and Corporate Secretary of Spring Bank Pharmaceuticals, Inc., a biopharmaceutical company, from January 2017 to November 2020. Prior to joining Spring Bank, Mr. Winslow was a member in the Corporate and Securities group at the Boston office of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. Mr. Winslow received his Masters in Taxation from Boston University Law School, J.D. from Suffolk University Law School and B.A. degree in Business Administration from the University of Washington.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Composition

We currently have eight directors and the terms of office of the directors are divided into three classes:

•	Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2024;

•	Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2022; and

•	Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2023.

Class I consists of Chau Q. Khuong, Anne Prener, M.D. and Søren Møller, Ph.D., Class II consists of David Shapiro, M.D. and Carl Goldfischer, M.D., and Class III consists of Jayson Dallas, M.D., Hans T. Schambye, M.D., Ph.D. and Amit D. Munshi. At each Annual Meeting of Stockholders, or the Annual Meeting, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting following election and until their successors are duly elected and qualified. A resolution of the Board of Directors may change the authorized number of directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of our company.

Board Independence

Our Board of Directors has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors, except for Hans T. Schambye, M.D., Ph.D., who serves as our President and Chief Executive Officer, is independent within the meaning of the director independence standards of the Nasdaq Stock Market, or Nasdaq, rules and the Securities and Exchange Commission, or SEC. There are no family relationships among any of our directors or executive officers. Dr. Schambye is not an independent director under these rules because he is an executive officer of the Company.

In making such determination, our Board of Directors evaluated, and will continue to evaluate at least on an annual basis, all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director.

Board Meetings and Attendance

Our Board of Directors held thirteen (13) meetings during the fiscal year ended December 31, 2021. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2021, in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee. The Company encourages its directors to attend our annual meeting of stockholders. Three (3) of our directors then in office attended our 2021 annual meeting of stockholders.

Board Committees

Our Board of Directors has established four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Research and Development Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee are all available on our website at www.galecto.com under “Investors” at “Corporate Governance.”

Audit Committee

Our Audit Committee is currently composed of Carl Goldfischer, M.D., Chau Khuong and Amit D. Munshi, with Dr. Goldfischer serving as chair of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has determined that Dr. Goldfischer is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2021, the Audit Committee held four (4) meetings. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing material related person transactions for potential conflict of interest situations and approving such transactions; and

•

at least annually, reviewing and reassessing the adequacy of the audit committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Audit Committee deems appropriate.

Compensation Committee

Our Compensation Committee is currently composed of Anne Prener, M.D., Søren Møller, Ph.D. and David Shapiro, M.D., with Dr. Shapiro serving as chair of the committee. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2021, the Compensation Committee held five (5) meetings. The Compensation Committee’s responsibilities include:

•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they remain supportive of our business objectives;

•	reviewing the performance of our chief executive officer, and approving or recommending to the Board of Directors the compensation of our chief executive officer;

•	reviewing the performance of our other executive officers, and approving or recommending to the Board of Directors the compensation of our other executive officers;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving structures and guidelines for various incentive compensation and benefit plans;

•	approving and recommending to the Board of Directors the compensation of our outside directors;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;
•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and
•

at least annually, reviewing and reassessing the adequacy of the compensation committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Compensation Committee deems appropriate.

Our Compensation Committee makes adjustments to annual compensation, determines bonuses and equity awards, and establishes (with input from the Board of Directors) new performance objectives. Our Compensation Committee will consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. During 2020 and 2021, the Compensation Committee also retained the services of Frederic W. Cook, as its external compensation consultant and considered Frederic W. Cook’s input on certain compensation matters as they deemed appropriate. The Compensation Committee may delegate its authority to grant certain equity awards to one or more officers of the Company, including our Chief Executive Officer, and for fiscal year 2021 it delegated such authority to Dr. Schambye.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Chau Q. Khuong, Jayson Dallas, M.D., and Søren Møller, Ph.D., with Dr. Dallas serving as chair of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2021, the Nominating and Corporate Governance Committee held three (3) meetings. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	overseeing the evaluation of our Board of Directors and management;
•	overseeing our environmental, social and governance (ESG) initiatives; and
•

at least annually, reviewing and reassessing the adequacy of the nominating and corporate governance committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Nominating and Corporate Governance Committee deems appropriate.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Research and Development Committee

In February 2022, our Board of Directors established a Research and Development Committee of our Board of Directors. Our Research and Development Committee is currently composed of Jayson Dallas, M.D., Anne Prener, M.D., and David Shapiro, M.D., with Dr. Shapiro serving as chair of the committee. The Research and Development Committee’s responsibilities include:

•	reviewing and advising the Board of Directors and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;

•	reviewing our research and development pipeline;

•	monitoring and evaluating trends in research and development, and recommending to the Board of Directors and management emerging technologies for building our technological strength;

•	recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital);

•	advising the Board of Directors and management on the scientific aspects of business development transactions; and

•	assisting the Board of Directors with its oversight responsibility for enterprise risk management in areas affecting our research and development.

Our Board of Directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

Our Board of Directors is responsible for identifying and recommending qualified board members. The Board of Directors delegates the selection process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors will take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with other directors, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then discusses and evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of Galecto through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. They will consider, among other things, the following when recommending candidates for the Board’s selection as director nominees for the Board and as candidates for appointment to the Board’s committees: the current size and composition of the Board, the needs of the Board and its respective committees, such factors as character, integrity, judgment, diversity, reputation, the skills of the proposed director candidate, the ability to devote sufficient time, his or her depth and breadth of professional experience, education or other background characteristics, his or her independence and understanding of the Company’s business and industry, length of service, and other relevant criteria.

While we have no formal policy regarding board diversity, our Board of Directors believes that social diversity and professional diversity is key to representing the interests of stockholders effectively. In evaluating prospective director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the qualifications set forth above and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including but not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. Our Board currently includes one director who identifies as women, and three directors who identify as a racial or ethnic minority.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that candidates recommended by stockholders are given appropriate consideration in a similar manner as other candidates.

Board Diversity

We are committed to diversity and inclusion, as reflected by our Board of Directors. Our directors come from diverse backgrounds, including with respect to differences of age, gender, background, viewpoint, professional experience, education, skills and other individual qualities and attributes. The below board diversity matrix reports self-identified diversity statistics for our Board of Directors.

Board Diversity Matrix (As of April 28, 2022)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	7	—	—
Part II: Demographic Background
Asian (other than South Asian)	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or native American	—	—	—	—
Asian		2
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Non-Management Director Meetings

Our independent directors meet in regularly scheduled executive sessions without management. These executive sessions occur in conjunction with regularly scheduled meetings of our Board of Directors and its standing committees and otherwise as needed.

Communication with the Directors

Any interested party with concerns about our company may report such concerns or otherwise communicate to the Board of Directors, as a whole or to committees or individual directors, by submitting a written communication to the attention of the Board of Directors, committee or individual directors, as applicable, at the following address:

c/o Galecto, Inc.

Ole Maaloes Vej 3

DK-2200 Copenhagen N

Denmark

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, supplier, or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The directors may discuss the matter with the Company’s legal counsel, with independent advisors, with other directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Stockholder Engagement

Senior management regularly engages with our stockholders at industry conferences and investor meetings. In response to feedback gained through these meetings, we remain focused on delivering on our growth strategy, and we continue to enhance the transparency and disclosure of our financial, operational and governance performance.

Leadership Structure and Risk Oversight

Our Board of Directors is currently chaired by Carl Goldfischer, M.D. The Board of Directors has determined that Dr. Goldfischer is an independent director. However, our corporate governance guidelines provide that the chair of the Board of Directors may be filled based upon the Board of Director’s view of what is in the best interest of the company, and that such person could be the Company’s chief executive officer or another member of the Board who is not an independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, research and development activities, operations, strategic direction and intellectual property, as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, including as disclosed in the descriptions of the standing committees and in the charters of each of such committees, has responsibility for the oversight of risk management.

The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

EXECUTIVE OFFICER COMPENSATION

The following discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to our named executive officers for the fiscal year ended December 31, 2021 and December 31, 2020 is detailed in the 2021 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers are:

•
Hans T. Schambye, M.D., Ph.D., our President and Chief Executive Officer;
•
Anders Pedersen, our Chief Operating Officer; and
•
Jonathan Freve, our Chief Financial Officer.

To date, the compensation of our named executive officers has consisted of a combination of base salary, cash incentive compensation and long-term incentive compensation, as more fully described below. Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the year ended December 31, 2021 and December 31, 2020, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Hans T. Schambye, M.D., Ph.D.
President and Chief Executive Officer	2021	512,214	222,982	2,211,808	—		2,947,004
	2020	387,493	257,489	3,258,557	—		3,903,539
Anders Pedersen
Chief Operating Officer	2021	420,055	120,340	961,656	—		1,502,051
	2020	292,136	157,523	641,514	—		1,091,173
Jonathan Freve(4)
Chief Financial Officer	2021	420,000	161,000	912,491	21,400	(5)	1,514,891

(1)
For Dr. Schambye and Mr. Pedersen, the values stated have been converted from Danish Krone (DKK) to U.S. dollar (USD) at a rate of 6.2918:1 in 2021 and 6.5343:1 in 2020, which is the average DKK:USD exchange rate throughout the applicable fiscal year. See “Narrative Disclosure to Summary Compensation Table – Employment Arrangements” below.
(2)
The amounts set forth herein reflect bonuses paid for performance during the respective years. For Dr. Schambye and Mr. Pedersen, the values stated have been converted from Danish Krone (DKK) to U.S. dollar (USD) at a rate of 6.6003:1 in 2021 and 6.2929:1 in 2020, which is the DKK:USD exchange rate prevailing as of the effective date of the respective bonus determination by our Board of Directors or Compensation Committee.
(3)
These amounts reflect the aggregate grant date fair value of option awards for fiscal years 2021 and 2020, respectively, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 17, 2022. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(4)
Mr. Freve was not a named executive officer for fiscal year 2020. As a result, no compensation for Mr. Freve for 2020 is included in this table.
(5)
Consists of employer $17,400 matching contributions under a 401(k) plan and $4,000 employer contributions under a health savings account.

Narrative Disclosure to Summary Compensation Table

The amounts provided above were paid pursuant to the terms of each named executive officer’s letter agreement, in each case, as described below. Any salary determinations made for non-U.S. employees of the Corporation in U.S. Dollars were converted into and paid in such employee’s local currency based on the exchange rate prevailing as of the effective date of the salary increase, as applicable, unless otherwise determined by the Board of Directors.

Cash Bonus

Our annual bonus program is intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. Our Board of Directors or compensation committee may approve annual bonuses for our named executive officers based on individual performance, company performance, or as otherwise determined appropriate. The target bonus, as a percent of base salary, for each of our named executive officers is listed below and the amounts ultimately earned are set forth in the Summary Compensation Table, above.

Name and Principal Position	2021 Target Bonus (% of base salary)
Hans T. Schambye, M.D., Ph.D.	60
President and Chief Executive Officer

Anders Pedersen	40
Chief Operating Officer

Jonathan Freve(3)	40
Chief Financial Officer

Employment Arrangements

Service Agreement with Hans T. Schambye, M.D., Ph.D.

In connection with our initial hiring of Dr. Schambye as our Chief Executive Officer, we entered into a service agreement with him in April 2013. The service agreement provides that Dr. Schambye is entitled to an annualized base salary, to be adjusted in accordance with normal business practices and at our sole discretion, during his employment with us, and that he is eligible, at our sole discretion, to earn an annual bonus target, to be adjusted with normal business practices and at our sole discretion. Under the service agreement, Dr. Schambye’s employment with us can be terminated at any time and for any reason by him with three months’ written notice or us with nine months’ written notice of termination on the last day of a month. See “—Additional Narrative Description – Change of Control and Severance Arrangements” below for a description of the severance obligations that Dr. Schambye is entitled.

On December 10, 2020, we increased Dr. Schambye’s base salary, effective as of January 1, 2021, from 2,692,008 DKK to 3,225,200 DKK ($525,000 USD) and his target bonus from 50% to 60% of his base salary. On November 17, 2021, we increased Dr. Schambye’s base salary, effective as of January 1, 2022, to 3,386,366 DKK ($515,340 USD). For 2021, Dr. Schambye earned a base salary of 3,222,723 DKK ($512,214 USD), and we awarded him a bonus of 1,471,741 DKK ($222,982 USD), which bonus amount was determined by the Board of Directors in its discretion based on the achievement of predetermined Company performance metrics.

Employment Contract with Anders Pedersen

In connection with our initial hiring of Mr. Pedersen as our Chief Operating Officer, we entered into an employment contract with him in January 2013, which was subsequently amended in August 2017. The amended employment contract provides that Mr. Pedersen is entitled to an annualized base salary, to be adjusted in accordance with normal business practices and at our sole discretion, during his employment with us, and that he is eligible, at our sole discretion, to earn an annual bonus target, to be adjusted with normal business practices and at our sole discretion. Under the amended employment contract, Mr. Pedersen’s employment with us can be terminated at any time and for any reason by him with three months’ written notice or us with nine months’ written notice. The required notice period upon termination by us was extended to seven months beginning in October 2021. See “—Additional Narrative Description – Change of Control and Severance Arrangements” below for a description of the severance obligations that Mr. Pedersen is entitled.

On December 10, 2020, we increased Mr. Pedersen’s base salary, effective as of January 1, 2021, from 2,058,600 DKK to 2,610,876 DKK ($425,000 USD) and on September 22, 2020, we increased the target bonus that he is eligible to earn from 25% to 40% of his base salary. On November 17, 2021, we increased Mr. Pedersen’s base salary, effective as of January 1, 2022, to 2,741,344 DKK ($417,180 USD). For 2021, Mr. Pedersen earned a base salary of 2,642,882 DKK ($420,055 USD) and we awarded him a bonus of 794,276 DKK ($120,340 USD), which bonus amount was determined by the Board of Directors in its discretion based on the achievement of predetermined Company performance metrics.

Employment Agreement with Jonathan Freve

In connection with our initial hiring of Mr. Freve as our Chief Financial Officer, we entered into and subsequently amended an employment agreement with him in March 2020, providing for standard terms of employment including base salary, annual target bonus and benefits eligibility. Under the amended employment agreement, Mr. Freve’s employment with us can be terminated at any time and for any reason by him or us at any time. See “—Additional Narrative Description – Change of Control and Severance Arrangements” below for a description of the severance obligations that Mr. Freve is entitled.

On November 17, 2021, we increased Mr. Freve’s annual base salary from $420,000 to $441,000, and, pursuant to his amended employment agreement, he is eligible, at our sole discretion, to earn a target bonus equal to 40% of his base salary. In 2021, Mr. Freve earned a base salary of $420,000, and we awarded him a bonus of $161,000, which bonus amount was determined by the Board of Directors in its discretion based on the achievement of predetermined Company performance metrics.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2021:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Hans T. Schambye, M.D., Ph.D.	6,759	(1)	—	3.98	3/22/2030
President and Chief Executive	18,197	(1)	—	4.78	3/22/2030
Officer	19,496	(1)	—	5.97	3/22/2030
	164,649	(2)	43,327	1.95	6/24/2030
	162,484	(3)	357,456	7.70	10/6/2030
	—	(4)	230,000	13.00	1/5/2031

Anders Pedersen	11,698	(1)	—	4.78	3/22/2030
Chief Operating Officer	19,496	(1)		5.97	3/22/2030
	113,195	(2)	29,788	1.95	6/24/2030
	24,371	(3)	53,620	7.70	10/6/2030
	—	(4)	100,000	13.00	1/5/2031

Jonathan Freve	90,448	(5)	126,626	1.95	6/24/2030
Chief Financial Officer	—	(4)	95,000	13.00	1/5/2031
(1)
This option was granted on March 22, 2020 and was fully vested as of the grant date.
(2)
This option was granted on June 24, 2020 and 25% of the shares subject to such option vested and became exercisable on October 22, 2019, with the remaining shares vesting in equal monthly installments thereafter through October 22, 2022.
(3)
This option was granted on October 7, 2020 and 25% of the shares subject to such option vest and become exercisable on September 27, 2021, with the remaining shares vesting in equal monthly installments thereafter through September 27, 2024.
(4)
This option was granted on January 5, 2021 and 25% of the shares subject to such option vested and became exercisable on January 5, 2022, with the remaining shares vesting in equal monthly installments thereafter through January 4, 2025.
(5)
This option was granted on June 24, 2020 and 25% of the shares subject to such option vested and became exercisable on April 27, 2022, with the remaining shares vesting in equal monthly installments thereafter through April 26, 2024.

Additional Narrative Description

Change in Control and Severance Arrangements

On June 30, 2021, our Compensation Committee adopted a separation benefits plan, or the Separation Benefits Plan, that is applicable to our named executive officers, as well as other members of our management team and employees designated as such by the Compensation Committee or Board of Directors.

The Separation Benefits Plan provides for separation benefits in the event of (i) a termination of the named executive officer’s employment by the Company other than for Cause (as such term is defined in the Separation Benefits Plan) or (ii) a resignation by such named executive officer for Good Reason (as such term is defined in the Separation Benefits Plan). The separation benefits set forth in the Separation Benefits Plan supersede the provisions of any agreements between the named executive officer and the Company that provide for severance benefits.

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a separation and release of claims agreement, if a named executive officer’s employment is terminated by us other than for Cause, or the named executive officer resigns for Good Reason, and the termination does not occur upon a Sale Event (as such term is defined in the Separation Benefits Plan) or within twenty-four (24) months following a Sale Event (the “Post-Sale Period”), we will be obligated to:

•

continue to pay the named executive officer’s monthly base salary for a period (the “Severance Period”) of (i) fifteen (15) months, in the case of Dr. Schambye, (ii) or twelve (12) months, in the case of Messrs. Pedersen and Freve;

•

accelerate the vesting of equity awards held by the named executive officer at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that the equity awards that would have vested during the Severance Period shall become vested;

•

pay to the named executive officer a prorated amount equal to the bonus award for the year in which the termination of employment occurs, subject to the achievement of applicable bonus criteria as determined by the Board of Directors and payable at the same time as annual bonuses, if any, are paid to our other executive officers; and

•

for Mr. Freve, who is located in the United States and is eligible to receive medical, dental and/or vision insurance pursuant to COBRA, pay on his behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees during the Severance Period.

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a severance and release of claims agreement, if, in connection with a Sale Event or during the Post-Sale Period, a named executive officer’s employment is terminated by the Company other than for Cause, or the named executive officer resigns for Good Reason, we will be obligated to:

•

pay a lump sum equal to the named executive officer’s monthly base salary for a period (the “Post-Sale Severance Period”) of (i) eighteen (18) months, in the case of the Dr. Schambye, or (ii) twelve (12) months, in the case of Messrs. Pedersen and Freve;

•

accelerate the vesting of all equity awards held by such named executive officer at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that all equity awards shall become 100% vested;

•

pay to the named executive officer a lump sum equal to 150%, in the case of Dr. Schambye, or (ii) 100%, in the case of Messrs. Pedersen and Freve, of such named executive officer’s target bonus award for the year in which the termination of employment occurs, without regard to whether the performance goals or criteria applicable to such target bonus had been established or satisfied at the date of termination; and

•

for Mr. Freve, who is located in the United States and is eligible to receive medical, dental and/or vision insurance pursuant to COBRA, pay on his behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees during the Severance Period.

If the severance benefits provided by the Separation Benefits Plan shall be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments shall be reduced to avoid the imposition of such excise tax, provided, however, that such reduction shall only occur if the named executive officer’s reduced payments, in the aggregate, are greater than the aggregate payments to be received by the employee absent such reduction but with the imposition of the excise tax.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2021 for their services as members of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Other Compensation ($)(3)	Total ($)
Carl Goldfischer, M.D.	80,000	102,857	—	182,857
Jayson Dallas, M.D.	45,598	62,736	—	108,334
Chau Q. Khuong	55,941	82,796	—	138,737
Soren Moller	—	—	—	—
Amit D. Munshi	70,000	—	—	70,000
Anne Prener, M.D.(2)	40,119	290,764	—	330,883
David Shapiro, M.D.	55,000	—	99,864	154,864
(1)
These amounts reflect the aggregate grant date fair value of option awards in 2021 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 17, 2022. As of December 31, 2021, Dr. Goldfischer held options to purchase 36,000 shares of common stock, Dr. Dallas held options to purchase 45,000 shares of our common stock, Mr. Khuong held options to purchase 27,000 shares of our common stock, Mr. Munshi held options to purchase 109,187 shares of our common stock, Dr. Prener held options to purchase 42,000 shares of our common stock and Mr. Shapiro held options to purchase 77,990 shares of our common stock.
(2)
Dr. Prener was appointed to the Board of Directors effective January 8, 2021.
(3)
Consists of fees paid to Dr. Shapiro pursuant to a consulting agreement with the Company.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chair of the Board of Directors and of each committee receive higher retainers for such service. Such fees are payable in arrears in four equal quarterly installments. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Fee	Chair Annual Fee
Board of Directors	$40,000	$40,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Research and Development Committee(1)	$7,500	$7,500
Nomination and Corporate Governance Committee	$5,000	$5,000

(1) Effective as of February 3, 2022.

We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee of our Board of Directors on which he or she serves.

Upon his or her initial election or appointment to our Board of Directors, each such non-employee director is granted an option to purchase 18,000 shares of our common stock under our 2020 Equity Incentive Plan. Each such option vest as to 2.778% of the shares of our common stock underlying such option at the end of each successive one-month period following the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director.

Upon each date of our annual meeting of stockholders, each new and continuing non-employee directors is also granted an option to purchase 18,000 shares of our common stock under our 2020 Equity Incentive Plan. Each such option vests as to 8.333% of the shares of our common stock underlying such option at the end of each successive one-month period following the grant date until the one-year anniversary of the grant date, subject to the non-employee director’s continued service as a director. Effective as of February 3, 2022, on each date of our annual meeting of stockholders, our chair of the board shall receive an option, with the same vesting terms as other non-employee directors, for 36,000 shares instead of 18,000 shares. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant and become exercisable in full upon specified change in control events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of April 18, 2022, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through filings with the Securities and Exchange Commission, or SEC, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted. This table is based on information supplied by our executive officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC on or before April 18, 2022.

Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 18, 2022, the Company had 25,261,832 shares of common stock outstanding. Shares of common stock subject to options that are currently exercisable or are exercisable within sixty (60) days after April 18, 2022 are considered to be outstanding for purposes of computing the percentage ownership of the persons holding these options but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.” Unless otherwise indicated, the address for each person listed below is c/o Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
Entities Affiliated with OrbiMed(1)	4,090,937	16.2%
Novo Holdings A/S(2)	2,497,791	9.9%
Sunstone Life Science Ventures Fund III K/S(3)	1,475,802	5.8%
Directors and Named Executive Officers:
Hans T. Schambye, M.D., Ph.D.(4)	581,294	*
Anders Pedersen(5)	230,940	*
Jonathan Freve(6)	158,707	*
Carl Goldfischer, M.D.(7)	1,083,555	4.3%
Amit D. Munshi(8)	59,387	*
David Shapiro, M.D.(9)	36,291	*
Jayson Dallas, M.D.(10)	36,000	*
Anne Prener, M.D.(11)	32,500	*
Chau Q. Khuong(12)	23,250	*
Søren Møller, Ph.D.	—	*
All executive officers and directors as a group (13 persons)(13)	2,430,278	9.2%
(1)
This information is based on a Schedule 13D filed by OrbiMed Advisors LLC, or OrbiMed Advisors, on November 6, 2020. Consists of 2,579,657 shares of common stock held by OrbiMed Private Investments VII, LP, or OPI VII, (ii) 191,787 shares of common stock held by OrbiMed Genesis Master Fund, L.P., or OrbiMed Genesis Master Fund, (iii) 287,682 shares of common stock held by The Biotech Growth Trust PLC, or BIOG, and (iv) 1,031,811 shares of common stock held by OrbiMed Israel Partners II, L.P., or OIP II. OrbiMed Capital GP VII LLC, or OrbiMed GP VII, is the general partner of OPI VII. OrbiMed Genesis GP LLC, or OrbiMed Genesis, is the general partner of OrbiMed Genesis Master Fund. OrbiMed Advisors is the managing member of OrbiMed GP VII and OrbiMed Genesis. As a result, OrbiMed Advisors and OrbiMed GP VII share the power to direct the vote and the disposition of the shares held of record by OPI VII and OrbiMed Advisors and OrbiMed Genesis share the power to direct the vote and the disposition of the shares held of record by OrbiMed Genesis Master Fund. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein. On the basis of these relationships, OrbiMed GP VII and OrbiMed Advisors may be deemed to share beneficial ownership of the shares held by OPI VII and OrbiMed Genesis and OrbiMed Advisors may be deemed to share beneficial ownership of the shares held by OrbiMed Genesis Master Fund. OrbiMed Capital LLC, or OrbiMed Capital, acts as the investment advisor to BIOG. OrbiMed Capital has discretionary investment management authority with respect to the assets of BIOG, which includes the power to vote and otherwise dispose of securities purchased by BIOG. OrbiMed Capital exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. On the basis of this relationship, OrbiMed Capital may be deemed to have beneficial ownership of the shares held by BIOG. OrbiMed Israel GP II, L.P., or Israel GP II, is the general partner of OIP II. OrbiMed Advisors Israel II Limited, or Israel II Limited, is the general partner of Israel GP II. Israel II Limited and Israel GP II may be deemed to have shared voting and investment power over the securities held by OIP II, and both Israel II Limited and Israel GP II may be deemed to directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by OIP II. Advisors Israel II exercises this investment power through an investment committee comprised of Carl L. Gordon, Jonathan T. Silverstein, Nissim Darvish, Anat Naschitz, and Erez Chimovits. Chau Q. Khuong, a member of our Board of Directors, is a former employee at OrbiMed Advisors. The principal business address of OPI VII, OrbiMed Genesis Master Fund, BIOG, and OIP II is c/o OrbiMed Advisors, 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(2)
This information is based on a Schedule 13D filed by Novo Holdings A/S, or Novo, on November 5, 2020. Consists of 2,497,791 shares of common stock held by Novo. Novo, through its Board of Directors, or the Novo Board, has the sole power to vote and dispose of the shares held by Novo, and may exercise such voting and dispositive control only with the support of a majority of the members of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. Søren Møller, Ph.D., a member of our Board of Directors, is employed as a Managing Partner at Novo. Dr. Møller is not deemed to hold any beneficiary ownership or reportable pecuniary interest in the shares held by Novo. The principal business address of Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.
(3)
Consists of 1,475,802 shares of common stock held by Sunstone Life Science Ventures Fund III K/S, or Sunstone Fund III. Sunstone LSV General Partner III ApS, or Sunstone LSV GP III, is the general partner of Sunstone Fund III and has voting and dispositive power over all of the shares of held by Sunstone. The principal business address of Sunstone and Sunstone Life Science Ventures A/S is Store Strandstræde 18, DK-1255 Copenhagen, Denmark.
(4)
Consists of (i) 52,428 shares of common stock held by Dr. Schambye, and (ii) 528,866 shares of common stock issuable upon the exercise of options held by Dr. Schambye exercisable within 60 days of April 18, 2022.
(5)
Consists of (i) 3,746 shares of common stock held by Mr. Pedersen, and (ii) 227,194 shares of common stock issuable upon the exercise of options held by Mr. Pedersen exercisable within 60 days after April 18, 2022.
(6)
Consists of (i) 12,000 shares of common stock held by Mr. Freve, and (ii) 146,707 shares of common stock issuable upon the exercise of options held by Mr. Freve exercisable within 60 days after April 18, 2022.
(7)
Consists of (i) 9,587 shares of common stock held by Dr. Goldfischer, (ii) 1,020,036 shares of common stock issuable upon conversion of preferred stock held by Bay City Capital Fund V, L.P., or Fund V, and (iii) 19,432 shares of common stock issuable upon conversion of preferred stock held by Bay City Capital Fund V Co-Investment Fund, L.P., or Co-Investment V. Bay City Capital Management V LLC, or Management V, is the general partner of Fund V and Co-Investment V. Bay City Capital LLC, or BCC, the manager of Management V, is also an advisor of Fund V and Co-Investment V and has sole voting and dispositive power with respect to the shares held by Fund V and Co-Investment V. Carl Goldfischer, M.D., a member of our Board of Directors, is an Investment Partner and Managing Director of BCC and may be deemed to share voting, investment and dispositive power with respect to the shares held by Fund V and Co-Investment V. The principal business address of Fund V and Co-Investment V is 1000 4th Street, Suite 500, San Rafael, CA 94901and (iv) 34,500 shares of common stock issuable upon the exercise of options held by Dr. Goldfischer exercisable within 60 days after April 18, 2022.
(8)
Consists of (i) 4,793 shares of common stock held by Mr. Munshi and (ii) 54,594 shares of common stock issuable upon the exercise of options held by Mr. Munshi exercisable within 60 days after April 18, 2022.
(9)
Consists of 36,291 shares of common stock issuable upon the exercise of options held by Dr. Shapiro exercisable within 60 days after April 18, 2022.
(10)
Consists of 36,000 shares of common stock issuable upon the exercise of options held by Dr. Dallas exercisable within 60 days after April 18, 2022
(11)
Consists of 32,500 shares of common stock issuable upon the exercise of options held by Dr. Prener exercisable within 60 days after April 18, 2022.
(12)
Consists of 23,250 shares of common stock issuable upon the exercise of options held by Mr. Khuong exercisable within 60 days after April 18, 2022.
(13)
See footnotes (1), (2) and (4) through (12), and also includes (i) 16,604 shares of common stock and 135,250 shares of common stock issuable upon the exercise of options held by Bertil Lindmark, M.D., Ph.D. that are exercisable within 60 days after April 18, 2022, and (i) 4,000 shares of common stock 32,500 shares of common stock issuable upon the exercise of options held by Garrett Winslow that are exercisable within 60 days after April 18, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents aggregate summary information as of December 31, 2021, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

			(c)
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plans approved by security holders(1)	3,998,728	$6.51	1,401,632
Total	3,998,728	$6.51	1,401,632

(1) These plans consist of our 2020 Stock Option Plan and 2020 Equity Incentive Plan.

(2) Represents shares of common stock available for future issuance under our 2020 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Other than the compensation agreements and other arrangements described in “Executive Compensation” and elsewhere in this Proxy Statement and the relationships and transactions described below, since January 1, 2020, there was no transaction or series of transactions to which we were or will be a party in which:

•
the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Series D Preferred Stock Financing

In September 2020, we sold 2,368,118 shares of our Series D preferred stock, or the Series D Preferred Stock, at a purchase price of $27.11 per shares for an aggregate amount of $64.2 million. The following table summarizes purchases of our Series D Preferred Stock by related persons:

Stockholder	Shares of Series D Preferred Stock	Total Purchase Price
Novo Holdings A/S(1)	98,930	$2,681,992
Entities affiliated with OrbiMed(2)	392,178	10,631,946
Sunstone Life Science Ventures Fund III K/S(3)	49,465	1,340,996
HBM Healthcare Investments (Cayman) Ltd.(4)	147,547	3,999,999
Entities affiliated with Cormorant(5)	442,640	11,999,970
Eir Ventures I AB(6)	184,433	4,999,979
Amit Munshi(7)	1,844	49,991
Carl Goldfischer, M.D.(8)	3,688	99,982

(1)

Novo holds more than 5% of our common stock. Dr. Møller, a member of our Board of Directors, is currently employed as a Managing Partner of Novo Nordisk A/S, or Novo. Dr. Møller is not deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo.

(2)

Entities affiliated with OrbiMed, including OrbiMed Private Investments VII, LP, OIP II, OrbiMed Genesis Master Fund, L.P., and the Biotech Growth Trust PLC hold more than 5% of our common stock. Mr. Khuong, a member of our Board of Directors, was an employee of OrbiMed at the time of purchase.

(3)	Sunstone Life Sciences Ventures Fund III K/S holds more than 5% of our common stock.
(4)	HBM Healthcare Investments (Cayman) Ltd. held more than 5% of our common stock at the time of the transaction.
(5)

Entities affiliated with Cormorant, including Cormorant Global Healthcare Master Fund, LP, Cormorant Private Healthcare Fund II, LP, Cormorant Private Healthcare Fund III, LP and CRMA SPV, L.P. held more than 5% of our common stock at the time of the transaction.

(6)	Dr. Christgau, a former member of our Board of Directors, is a founding partner of Eir Ventures Partners AB.
(7)	Amit Munshi is a member of our Board of Directors.
(8)	Carl Goldfischer, M.D. is the chair of our Board of Directors.

Initial Public Offering

On November 2, 2020, we closed our initial public offering, pursuant to which we issued and sold 5,666,667 shares of our common stock, and granted the underwriters an over-allotment option to purchase an additional 850,000 shares, at a public offering price of $15.00 per share. The following table sets forth the aggregate cash purchase price of the common stock purchased by our current and then current directors, executive officers and 5% stockholders and their affiliates and the number of shares of our common stock issued in consideration of such amounts. Such purchases were made through the underwriters at the initial public offering price of $15.00 per share.

Name	Cash Purchase Price	Number of Shares of Common Stock
Entities affiliated with Cormorant	$15,000,000	1,000,000
Entities affiliated with OrbiMed	10,999,995	733,333
Janus Capital Management LLC	9,999,990	666,666
Entities Affiliated with Soleus	8,250,000	550,000
HBM Partners AG	4,999,995	333,333
Novo Holdings A/S	4,999,995	333,333
Ysios Capital	1,999,995	133,333
EIR Ventures	999,990	66,666
Total	$57,249,960	3,816,664

Investors’ Rights Agreement

We are a party to an amended and restated investors’ rights agreement, dated as of September 25, 2020, with holders of our preferred stock, including some of our directors, and 5% stockholders and entities affiliated with our directors. Such directors consisted of Amit Munshi and Carl Goldfischer, M.D. and such holders consisted of entities affiliated with OrbiMed, Sunstone Life Science Ventures Fund III K/S, Ysios BioFund II Innvierte FCR, Bristol-Myers Squibb Company, HBM Healthcare Investments (Cayman) Ltd., Eir Ventures I AB and Cormorant, each a 5% stockholder. Each of Ysios, OrbiMed, HBM, Novo, Sunstone and Bay City had appointed representatives to our Board of Directors. The investor rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Voting Agreement

We were a party to an amended and restated voting agreement, dated as of September 25, 2020, with holders of our preferred stock, including some of our directors, and 5% stockholders and entities affiliated with our directors. Such directors consisted of Amit Munshi and Carl Goldfischer, M.D. and such holders consisted of entities affiliated with OrbiMed, Sunstone Life Science Ventures Fund III K/S, Ysios BioFund II Innvierte FCR, Bristol-Myers Squibb Company, HBM Healthcare Investments (Cayman) Ltd., Eir Ventures I AB and Cormorant, each a 5% stockholder. Each of Ysios, OrbiMed, HBM, Novo, Sunstone and Bay City had appointed representatives to our Board of Directors. The voting agreement terminated upon completion of our initial public offering.

Right of First Refusal and Co-Sale Agreement

We were a party to an amended and restated right of first refusal and co-sale agreement, dated as of September 25, 2020, with holders of our preferred stock, including some of our directors, and 5% stockholders and entities affiliated with our directors. Such directors consisted of Amit Munshi and Carl Goldfischer, M.D. and such holders consisted of entities affiliated with OrbiMed, Sunstone Life Science Ventures Fund III K/S, Ysios BioFund II Innvierte FCR, Bristol-Myers Squibb Company, HBM Healthcare Investments (Cayman) Ltd., Eir Ventures I AB and Cormorant, each a 5% stockholder. The right of first refusal and co-sale agreement provided the key holders the right to purchase all or any portion of transfer stock, as well as the right of co-sale and participate in any proposed transfers. The agreement terminated upon completion of our initial public offering.

Executive Officer and Director Compensation

See the sections entitled “Executive Compensation” and “Director Compensation” for information regarding compensation of our executive officers and directors.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors, to the maximum extent allowed under Delaware law.

Policies and Procedures for Related Person Transactions

Prior to our initial public offering, our Board of Directors was responsible for reviewing and approving transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party.

In connection with our initial public offering, we adopted a written related party transactions policy that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve any related party transactions.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee. The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of Nasdaq. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Dr. Goldfischer as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2021 and met with management, as well as with representatives of EY Godkendt Revisionspartnerselskab, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of EY Godkendt Revisionspartnerselskab the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee received the written disclosures and the letter from EY Godkendt Revisionspartnerselskab required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of EY Godkendt Revisionspartnerselskab its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K for the year ended 2021.

The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Exchange Act or the Securities Act, unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Carl Goldfischer, M.D.
Chau Khuong Amit D. Munshi

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2022. EY Godkendt Revisionspartnerselskab has served as the independent registered public accounting firm for the Company since 2019. A representative of EY Godkendt Revisionspartnerselskab is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of EY Godkendt Revisionspartnerselskab as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain EY Godkendt Revisionspartnerselskab, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by EY Godkendt Revisionspartnerselskab for the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees(1)	$688,860	$758,791
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	22,533	—
Total Fees for Services Provided	$711,393	$758,791
(1)
“Audit Fees” consists of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, our initial public offering which closed in October 2020, and other professional services provided in connection with regulatory filings. Audit fees were paid in U.S. dollar in 2021 and were paid in Danish Krone and converted to U.S. dollar using an average exchange rate of 6.5343:1 for 2020.
(2)
“All Other Fees” consists of fees related to advice on jurisdiction-specific equity grants under the Company’s 2020 Equity Incentive Plan. All such fees were approved by the Audit Committee. Audit fees were paid in Danish Krone and converted to U.S. dollar using an average exchange rate of 6.2918:1 for 2021.

Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services and the cost for such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

A standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations may include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF EY GODKENDT REVISIONSPARTNERSELSKAB AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We are committed to high standards of integrity and ethics in the way we conduct our business. In 2020, our Board of Directors adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the Board of Directors and are administered by our Audit Committee.

A current copy of our Code of Business Conduct and Ethics is posted on our website at https://ir.galecto.com/corporate-governance/governance-documents. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Hedging and Pledging Policy

Under our Insider Trading Policy, all of our directors, executive officers and employees are prohibited from (1) selling our securities “short” at any time and (2) holding our stock in a margin account. In addition, unless the transaction has been approved by our Audit Committee, all of our directors, executive officers and employees may not (1) pledge our stock as collateral for a loan, (2) buy or sell puts, calls or similar instruments on our securities or (3) engage in any other hedging transactions with respect to our securities.

STOCKHOLDER PROPOSALS

Stockholder Proposals

Our amended and restated by-laws, or by-laws, establish an advance notice procedure for stockholders who wish to nominate a person for election to our Board of Directors or present a proposal to be considered at an Annual Meeting of Stockholder, or Annual Meeting, but who do not intend for the nomination or proposal to be included in our proxy statement. To make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act) and certain additional information. The stockholder must deliver timely written notice by mailing any nomination or proposal to: Corporate Secretary, Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

To be timely for our 2023 Annual Meeting, our corporate secretary must receive the written notice at our principal executive offices

•
not earlier than the close of business on February 14, 2023; and
•
not later than the close of business on March 16, 2023.

In the event that we hold our 2023 Annual Meeting more than 30 days before or more than 60 days after the first anniversary of the date of our 2023 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

•
the 90th day prior to our 2023 Annual Meeting; or
•
the 10th day following the day on which public announcement of the date of our 2023 Annual Meeting is first made.

Our by-laws specify the requirements as to form and content of all stockholders’ notices with respect to nominations of director candidates and proposals for other business. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. Any stockholder wishing to make a nomination must also include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director.

As to proposals for other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with the procedures prescribed in Rule 14a-8 under the Exchange Act and in our by-laws. Our corporate secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2023 Annual Meeting made under Rule 14a-8 no later than December 15, 2022, unless the date of the 2023 Annual Meeting is held more than 30 days before or after June 14, 2023, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2023 Annual Meeting.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 15, 2023.

Any proposal of business or nomination should be mailed to: Corporate Secretary, Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at www.galecto.com under the “Investors” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 28, 2022. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us is available on the SEC’s website, http://www.sec.gov.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC. Requests for such copies should be addressed to:

Galecto, Inc. Ole Maaloes Vej 3 DK-2200 Copenhagen N
Denmark
(+45) 70 70 52 10
Attention: Garrett Winslow

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark, (+45) 70 70 52 10, Attention: Garrett Winslow. The Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the 2022 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2022 Annual Meeting unless they receive instructions from you with respect to such matter.

SCAN TO VIEW MATERIALS & VOTEGALECTO, INC. 75 STATE STREET, SUITE 100 BOSTON, MA 02109 ATTN: GARRETT WINSLOWVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLTO2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Carl Goldfischer, M.D. 02) David Shapiro, M.D. GALECTO, INC. 75 STATE STREET, SUITE 100 BOSTON, MA 02109 ATTN: GARRETT WINSLOW VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLTO2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of EY Godkendt Revisionspartnerselskab as the independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Withhold For All All All ExceptTo withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line belowFor Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com GALECTO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS June 14, 2022 The shareholder(s) hereby appoint(s) Hans T. Schambye and Jonathan Freve, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Galecto, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 9:00 a.m., Eastern Time on Tuesday, June 14, 2022, at www.virtualshareholdermeeting.com/GLTO2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side